                                                                    EXHIBIT 23.4

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of First Capital, Inc. on Form S-4 of our report dated January 30, 2002 relating to the consolidated financial statements of Hometown Bancshares, Inc. and Subsidiary appearing in the Joint Proxy Statement-Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in the Joint Proxy Statement-Prospectus.


/s/ Monroe Shine & Co., Inc.

Monroe Shine & Co., Inc.
New Albany, Indiana

November 21, 2002